Exhibit 99.1

News Release From:
Dotronix, Inc.
(OTC Bulletin Board: DOTX)
Contact information: Robert V. Kling
Phone: 651-633-1742

FOR Release: October 19, 2004

DOTRONIX ANNOUNCES ANNUAL
MEETING TO BE HELD ON DECEMBER 8, 2004

            ST. PAUL, MN, October 19, 2004. DOTRONIX, INC. (OTC BULLETIN BOARD: DOTX) announced today that it would hold its Annual Meeting on December 8, 2004. The meeting will be held at the offices of Fredrikson & Byron, P.A., U.S. Bank Plaza, Suite 4000, 200 South Sixth Street, Minneapolis, Minnesota. The Company expects to mail its proxy statement on or about November 5, 2004 to its shareholders of record on October 28, 2004.